UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   October 30, 2008

DRIVER PASSPORT INC.
(Name of small business issuer in it charter)

North Dakota	000-52333	20-3955577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 Worthington St. Suite 203 - Spring Valley, CA 91977
(Address of principal executive offices and zip code)

800-743-1824
Issuer's telephone number:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.
Item 2.01          Completion of Acquisition or Disposition of Assets
Item 5.01          Changes in Control of Registrant.
Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.06          Change in Shell Company Status.

On September 12, 2008, Driver Passport, Inc. (the “Company”) and Incablock International LLC.  (“Inca”), a private California State based corporation, signed a Letter of Intent (“LOI”) for the Company to purchase a patent (as described in patent number US 7,305,803 B2) for the use of  the INCABLOCK™ Construction System (the “Patent”).

On October 30, 2008, per the LOI, the Company and Inca entered into and closed an Assignment Agreement pursuant to which Inca transferred and assigned the Patent to the Company in consideration for an option to purchase 20,000,000 shares of common stock for an aggregate purchase price of $1.00 per share and 2% of the net sale price of all products manufactured by the Company using the technology in the Patent and then sold or disposed of.

In addition, on October 30, 2008, the Company and Randy Brown, an executive officer, director and shareholder of the Company, entered into and closed an Agreement and Release whereby Mr. Brown agreed to return 16,575,000 shares of common stock of the Company to the Company in consideration for the sale of all of the assets of the Company relating to the driver security program.  Further, except for the Promissory Note in the principal amount of approximately $319,000, Mr. Brown agreed to assume all of the liabilities of the Company.

On November 4, 2005, following the cancellation of the 16,575,000 shares of common stock of the Company by Mr. Brown, Inca exercised its option and received 20,000,000 shares of common stock of the Company. Upon issuance of the new shares, Inca became the new majority shareholder of the Company.

Concurrent with the assignment of the Patent to the Company, Daniel D. Correa was appointed as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company as well as a director of the Company.  In addition, Mr. Brown resigned as an executive officer of the Company.

As a result of the acquisition of the Patent, we ceased being a shell company as that term is defined in Rule 12b-2 and, its new business focus is on selling licenses, developing INCABLOCK™  manufacturing facilities , related engineering and training and marketing of the INCABLOCK™ System.

Patent and Trademark

A patent application was submitted with the United States Patent and Trademark Office on September 18, 2000 and subsequently an improvement filing was made in 2003. The inventors are Mr. Daniel D. Correa and Mr. Lorenzo Correa. The patent letter was granted on December 11, 2007 with  Patent No. 7,305,803 with an expiration date of May 16, 2025.  The Patent was subsequently assigned to Inca. Trademark applications were filed on April 3, 2008 (serial No. 77/439,024) for INCABLOCK.

Technology

The Company owns a proprietary technology known as INCABLOCK™ Construction System to establish a business that specializes in pre-manufactured houses, as well as commercial and industrial structures. These opportunities will be offered through strategic joint ventures and licensing for manufacturing and or marketing.  The Company intends to focus first in Mexico, followed by the USA and subsequently other countries.

Overview

The Company owns a unique intellectual property for the production of Concrete Interlocking Modular Blocks System, which can be safely and efficiently assembled without any mortar. The Company initially intends to generate revenue through licensing opportunities whereby a licensee will develop a plant for the production of the block and will in turn market prefabricated buildings using the technology covered under the Patent.  The Company intends to design, develop and construct dignified, financially sound and decent housing units by employing an innovative, profitable and environmentally sound new construction technology. Further, the Company will license the Incablock technology and know how internationally, to provide strong, innovative construction system with which to construct housing developments and commercial buildings, e.g. warehouses, hangars, etc.  The join venture opportunities will include royalty arrangements, and percentage of ownership in exchange for the transfer of the “Know How” and technology.  In certain instances we include the investment of our own resources and or the facilitation of investment by loans.

PRODUCT DESCRIPTION

The Company, with the INCABLOCK™ technology, will license the ability to design, manufacture and market customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a "kit system" of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints.

Below are features of the INCABLOCK system that the Company believes set it apart from other block systems or standard construction:

➢	The INCABLOCK™ product line offers more than six different modular blocks in different thicknesses (4”-6”-8”-12”) that can be versatile to accommodate a total modular construction project.

➢
Interlocking capabilities on all contact faces, each block forms a dilatation joint in each contact face of the block (top-bottom-left side-right side), increasing the flexibility to resist earthquakes and high winds.

➢
Mortar-less, it does not require mortar as its design includes an interlocking tongue and groove system that allows an easy assembly; they can be grouted inside their cells when dictated by the structural plans.

➢	Self-alignment capabilities - all blocks of the system are component to each other and can only be fit in one-way position.

➢	Per conventional square meter is quicker to assemble than standard construction methods.

➢	Hollow cells in their block interior allows the passage of re-bars, insulation materials, cables, pipes for utilities and grout when needed.

➢	Unskilled labor rated, after the first course is grouted to the flooring structure, the blocks are just assemble together.

➢	Fire resistant. Since concrete blocks do not support combustion and their mass transfers heat slowly their fire resistance is very high.

➢	Sound control, especially important in multi-unit housing, commercial and industrial applications, and excellent sound barrier for populated areas with highways.

➢	Attractive finishes. Perfectly aligned blocks with no mortar provide a better surface for applying decorative finishes by brush, towel or spray, in some areas may be left expose.

➢
Pre-manufactured kit for houses and buildings with all the necessary modular pieces including blocks with self contained electrical and plumbing outlets, window molding and sills, cornices, dentils, etc.

Marketing

The market for factory-built housing is affected by a number of factors, including the availability, cost and credit underwriting standards of consumer financing, consumer confidence, employment levels, general housing market and other economic conditions and the overall affordability of factory-built housing versus other forms of housing. In addition, demographic trends such as changes in population growth and competition affect demand for housing products. Interest rates and the availability of financing also influence the affordability of factory-built housing.

We believe the segment of the housing market in which manufactured housing is most competitive includes consumers located in developing countries and lower class consumerism in the United States. The comparatively low cost of manufactured homes attracts these consumers. People in rural areas, where fewer housing alternatives exist, and those who presently live in factory-built homes, also make up a significant portion of the demand for new factory-built housing.

The Company intends to offer licenses for manufacturing to established block manufacturers, new start up and interested companies that will like to ad manufacturing of blocks as part of their own expansion program, such as contractors, developers and others.  Additionally, the Company will offer the licensing of the Company know how and technology transfer for the implementation and construction of all inclusive manufacturing facilities, including the use of the Incablock Construction System and roofing structure manufacturing, use for the sale of  “KIT” housing and or commercial buildings, to companies in the industry, or turn key opportunities.

In the foreign market the company will offer the Licensing of the company Know How and Technology transfer for the implementation and construction of all inclusive manufacturing facilities, including the use of the Incablock Construction System and roofing structure manufacturing, use for the sale of “KIT “housing and or commercial buildings, to companies in the industry, or turn key opportunities.

In the past, a number of factors have restricted demand for factory-built housing, including, in some cases, less-favorable financing terms compared to site-built housing, the effects of restrictive zoning on the availability of certain locations for home placement and, in some cases, an unfavorable public image. Certain of these adverse factors have lessened considerably in recent years with the improved quality and appearance of factory-built housing.

Competition

The main competition that is found in US and Canada for block is conventional stick built homes, mobile homes, and manufactured homes. Additional factors affecting the decision of choosing building materials would be the area, the availability of the building material, the available of craftsmanship, local labor cost, import taxes, and local financing acceptance.

Employees

We currently have one employee who is full-time. None of our employees are represented by a labor union and we consider our relationships with our employees to be good.

Description of Property

We currently sublease office from Incaclock International, LLC., rent free through January 2008, when will be paying $2,000.00 a month, at 123 Worthington St/ Spring Valley, CA 91977.

Risk Factors

We Are A New Venture With No Operating History

The Company was recently organized and only recently shifted its focus to the construction industry. Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise. We have no operating history upon which you may evaluate our operations and prospects. Our limited operating history makes it difficult to evaluate our likelihood of commercial viability and market acceptance of our proposed operations.  Our potential success must be evaluated in light of the problems; expenses and difficulties frequently encountered by new businesses in general and particularly in the delivery and storage of perishable items in China.

Lack Of Proven Business Model

To date, we have not generated any significant sales.  There can be no assurance, however, that the implementation of such a plan, or that the implementation of the overall business plan developed by management, will result in a viable business generating revenue or that if it does result in sales, that such sales will necessarily translate into profitability.  Failure to properly develop the Company’s plan of expansion will prevent the Company from generating meaningful product sales.

Tight credit standards and loan terms, curtailed lending activity, and increased interest rates among consumer lenders could reduce our sales, if any. If consumer financing were to become further curtailed, sales may not develop.

The consumers who will buy our homes or the develops that use our technology may use secured consumer financing from third party lenders. The availability, terms and costs of consumer financing depend on the lending practices of financial institutions, governmental regulations and economic and other conditions, all of which are beyond our control. Manufactured home consumer financing is at times more difficult to obtain than financing for site-built and modular homes.

The poor performance of portfolios of manufactured housing consumer loans in past years has made it more difficult for industry consumer finance companies to obtain long-term capital. As a result, consumer finance companies have curtailed their industry lending and many have exited the manufactured housing market. Additionally, the industry has seen certain traditional real estate mortgage lenders tighten terms or discontinue financing for manufactured housing.

If consumer financing for manufactured homes were to be further curtailed, we may not be able to develop sales and our operating results and cash flows would suffer.

If we are unable to establish or maintain relationships with licensees, we may not be able to develop sales and our operating results and cash flows could suffer.

We may not be able to establish relationships with licensees or maintain good relationships with licensees. Even if we do establish and maintain relationships with independent licensees, these licensees are not obligated to sell our manufactured homes exclusively, and may choose to sell our competitors’ homes instead. The licensees with whom we may develop relationships with can cancel these relationships on short notice. In addition, these parties may not remain financially solvent, as they are subject to the same industry, economic, demographic and seasonal trends that we face. If we do not establish and maintain relationships with solvent independent retailers in the markets we serve, sales in those markets could decline and our operating results and cash flows could suffer.

The factory-built housing industry is very competitive. If we are unable to effectively compete, our growth could be limited, our sales may not materialize and our operating results and cash flows could suffer.

The factory-built housing industry is highly competitive at both the manufacturing and retail levels, with competition based, among other things, on price, product features, reputation for service and quality, merchandising, terms of retailer promotional programs and the terms of consumer financing. Numerous companies produce factory-built homes in our markets. Some of our manufacturing competitors have captive retail distribution systems and consumer finance operations. In addition, there are independent factory-built housing retail locations in most areas where independent retailers sell our homes and in California where we have retail operations. Because barriers to entry to the industry at both the manufacturing and retail levels are low, we believe that it is relatively easy for new competitors to enter our markets. In addition, our products compete with other forms of low to moderate-cost housing, including site-built homes, panelized homes, apartments, townhouses and condominiums. If we are unable to effectively compete in this environment, our manufacturing shipments and retail sales could be reduced. As a result, our sales could decline and our operating results and cash flows could suffer.

If the factory-built housing industry is not able to secure favorable local zoning ordinances, our sales, if any, may not materialize and our operating results and cash flows could suffer.

Limitations on the number of sites available for placement of manufactured homes or on the operation of manufactured housing communities could reduce the demand for manufactured homes and our sales, if any. Manufactured housing communities and individual home placements are subject to local zoning ordinances and other local regulations relating to utility service and construction of roadways. In the past, some property owners have resisted the adoption of zoning ordinances permitting the use of manufactured homes in residential areas, which we believe has restricted the growth of the industry. Manufactured homes may not receive widespread acceptance and localities may not adopt zoning ordinances permitting the development of manufactured home communities. If the manufactured housing industry is unable to secure favorable local zoning ordinances, our sales could decline and our operating results and cash flows could suffer.

We expect that we will need to raise additional funds, and these funds may not be available when we need them.

We believe that we will need to raise additional monies in order to fund our growth strategy and implement our business plan.  Specifically, we expect that we will need to raise additional funds in order to pursue rapid expansion.  Additionally, we may need funds to respond to unanticipated events that require us to make additional investments in our business.  There can be no assurance that additional financing will be available when needed on favorable terms, or at all.  If these funds are not available when we need them, then we may need to change our business strategy and reduce our rate of growth.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process.  If funding is available, we intend to increase the scope of our operations and implement our business directly without licensing arrangements.  Implementing our business plan will require significant additional funding and resources.  If we grow our operations, we will need to hire additional employees and make significant capital investments.  If we grow our operations, it will place a significant strain on our management and our resources.  If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce.  Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

We compete primarily with well-established companies, many of which we believe have greater resources than Incablock.  We believe that barriers to entry in the restoration and rebuilding/remodeling services sectors are not significant and start-up costs are relatively low, so our competition may increase in the future.  New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost.  If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion.  We may not have the resources to compete effectively with current or future competitors.  If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we our sole executive officer, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.  Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including Daniel Correa, our Chief Executive Officer, Chief Financial Officer and Secretary.  We cannot guarantee that we will be successful in retaining the services of Dr. Correa or other key personnel.  If we were to lose Dr. Correa, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

SPECIFIC RISKS RELATING TO OUR COMMON STOCK

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

There is a limited market for our common stock which may make it more difficult to dispose of your stock.

Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol "DPSS". There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

A sale of a substantial number of shares of The Company's common stock may cause the price of its common stock to decline.

If the Company’s stockholders sell substantial amounts of the Company’s common stock in the public market, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in connection with the acquisition of the Patent will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transaction in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

that a broker or dealer approve a person's account for transactions in penny stocks; and
the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

obtain financial information and investment experience objectives of the person; and

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

sets forth the basis on which the broker or dealer made the suitability determination; and
that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of the Patent.

Name	Age	Position
Daniel D. Correa	56	Chief Executive Officer, Chief Financial Officer and Director
Randy Brown	56	Director

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Daniel D. Correa, Chief Executive Officer, Chief Financial Officer, Secretary and Director

From 2000 through 2007, Dr. Correa has served as the Managing Member of INCABLOCK, LLC., a Delaware LLC, which performed research and development for the Incablock Construction System.  INCABLOCK, LLC was dissolved in 2007 and the patent was transferred to Incablock International, LLC in 2008.  In 2008, Dr. Correa has served as the  Managing Member where he has been actively marketing the “Block Construction System”.  During 2007 and 2008, Dr. Correa also served as the Managing Member of  INCA GROUP, LLC, A Nevada LLC but resigned in August 2008.  From 2004 to 2007, Dr. Correa, served as the President of CARD MART PLUS USA, INC., a Nevada Corporation focused on the development and resale of pre-paid debit cards.  From 2007 through March 2008, Dr. Correa served on the board of directors of HOMETREND, INC., Nevada Corporation.

Randy Brown, Director

Mr. Brown joined us in January 2006. He has been Vice President Of AGSCO Inc., an Agricultural Supply Company since March 1997, and previously served as president from April 1997. He has been CEO of Ag Depot, Inc., also an agricultural supply company.  Mr. Brown resigned as an executive officer of the Company in November 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 5, 2008 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Incablock International, LLC.	20,000,000	60.0%
Randy Brown*	8,925,000	26.8%

All officers and directors as a group (2 persons)	28,925,000	86.8%
*Executive officer and/or director of the Company.
** Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Driver Passport, Inc. 123 Worthington St. Suite 203, Spring Valley, CA 91977

(2)
Applicable percentage ownership is based on 33,299,000 shares of common stock outstanding as of November 5, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of November 5, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 5, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

The Company authorized capital stock consists of 40,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 par value per share. As of November 5, 2008, there are 33,299,000 shares of the Company’s common stock issued and outstanding that are held by approximately 40 stockholders of record and no shares of Preferred Stock.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol “DPSS”. The following table sets forth the high and low bid prices of its Common Stock, as reported by the OTCBB for the last two fiscal years and subsequent quarterly periods. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. Our stock has not traded since we have listed on the OTC Bulletin Board.

Quarterly period ended:	High	Low
December 31, 2008*	$0.42	$0.16
September 30, 2008	$0.49	$0.04
June 30, 2008	$0.06	$0.06
March 31, 2008	$0.08	$0.06
December 31, 2007	$0.08	$0.08
* Through November 5, 2008

As of November 5, 2008, there were approximately 40 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which The Company’s common stock is authorized for issuance as of the fiscal year ended September 30, 2006.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the North Dakota law and its Bylaws. These provisions state that the Company directors may cause The Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We entered into an unsecured promissory note with Mr. Brown in a maximum amount of $500,000, due on demand. Mr. Brown has charged the Company interest at the prime rate (7.5% as of December 31, 2007). Interest is calculated on a monthly basis on the principal balance owing on the last day of the month. The balance as of  December 31, 2007 is $273,894 which includes accrued interest of $26,006.

Driver Passport LLC entered into a note payable with Mr. Brown for the payment of all the costs that Driver Passport LLC incurred for software development and start up costs. The member charged prime rate (7.00% at December 31, 2005 and 5.25% at December 31, 2004) on all amounts owed by Driver Passport LLC. The note was dated January 1, 2005, and interest was assessed monthly based on the principal balance owing as of the last day of the month. On December 31, 2005, Mr. Brown converted these amounts to contributed capital. Driver Passport LLC had no amounts outstanding on December 31, 2005 to Mr. Brown.

On October 30, 2008, per the LOI, the Company and Inca entered into and closed an Assignment Agreement pursuant to which Inca transferred and assigned the Patent to the Company in consideration for an option to purchase 20,000,000 shares of common stock for an aggregate purchase price of $1.00 per share and 2% of the net sale price of all products manufactured by the Company using the technology in the Patent and then sold or disposed of.

In addition, on October 30, 2008, the Company and Randy Brown, an executive officer, director and shareholder of the Company, entered into and closed an Agreement and Release whereby Mr. Brown agreed to return 16,575,000 shares of common stock of the Company to the Company in consideration for the sale of all of the assets of the Company relating to the driver security program.  Further, except for the Promissory Note in the principal amount of $500,000, Mr. Brown agreed to assume all of the liabilities of the Company.

On November 4, 2008, following the cancellation of the 16,575,000 shares of common stock of the Company by Mr. Brown, Inca exercised its option and received 20,000,000 shares of common stock of the Company. Upon issuance of the new shares, Inca became the new majority shareholder of the Company.

Concurrent with the assignment of the Patent to the Company, Daniel D. Correa was appointed as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company as well as a director of the Company.  In addition, Mr. Brown resigned as an executive officer of the Company.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable

(b) Pro forma financial information.

Not applicable.

(c) Shell Company Transactions

Not applicable

(d) Exhibits

Exhibit Number	Description
10.1	Assignment Agreement by and between Driver Passport, Inc. and Incablock International LLC
10.2	Option issued to Incablock International LLC
10.3	Agreement and Release by and between Driver Passport, Inc. and Randy Brown

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVER PASSPORT, INC.

Date: November 6, 2008	By:	/s/ Daniel Correa
Daniel Correa Chief Executive Officer